Exhibit 99

Silicon Labs Announces Record Quarterly Revenue

-- Record IoT Revenue Affirms Pure-Play Focus on Massive IoT Opportunity --

AUSTIN, Texas – April 28, 2021 – Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its first quarter ended April 3, 2021. Revenue exceeded the top end of our initial guidance at $255.5 million, up from $242.9 million in the fourth quarter. First quarter GAAP and non-GAAP diluted earnings per share (EPS) were $0.29 and $0.91, respectively.

“Despite significant supply constraints, strong bookings and durable demand momentum drove first quarter revenue to a new record of $255.5 million led by record revenue in IoT which grew 7% sequentially and 34% year-on-year,” said Tyson Tuttle, CEO of Silicon Labs. “We continue to lead the market in wireless connectivity for a vast array of intelligent solutions. Last week’s announcement to become a pure-play leader of intelligent, wireless connectivity for the IoT coupled with the global economic recovery from the pandemic fuels our excitement to capitalize on the massive growth opportunity in front of us.”

First Quarter Financial Highlights

•	IoT revenue increased to $158.2 million, up 7% sequentially and 34% year-on-year.
•	Infrastructure and Automotive revenue increased to $97.3 million, up 2% sequentially and flat year-on-year.

On a GAAP basis:

•	GAAP gross margin was 58.9%.
•	GAAP R&D expenses were $76 million.
•	GAAP SG&A expenses were $52 million.
•	GAAP operating income as a percentage of revenue was 8.7%.
•	GAAP diluted earnings per share was $0.29.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense and other costs associated with convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin was 59.1%.
•	Non-GAAP R&D expenses were $61 million.
•	Non-GAAP SG&A expenses were $42 million.
•	Non-GAAP operating income as a percentage of revenue was 18.7%.
•	Non-GAAP diluted earnings per share were $0.91.

Product Highlights

•	Announced the extension of its award-winning xG22 platform with the launch of the EFM32PG22 (PG22), a new low-cost high performance 32-bit microcontrollers (MCUs). The PG22 has an industry-leading combination of energy efficiency, performance and security ideally suited for rapid development of consumer and industrial applications with demanding size constraints and low power operational requirements. The PG22 is targeted at high volume, low-powered applications at a price point competitive with 8-bit offerings and which is form factor & code compatible with its wireless counterparts.
•	Introduced new SmartClockTM features to its family of AEC-Q100 qualified Si5332-AM clock generators expanding the capabilities of the industry’s broadest portfolio of silicon-based automotive timing solutions. The new SmartClockTM technology actively monitors reference clocks to detect potential faults and provides built-in clock redundancy.
•	Introduced the new Hi823Hx Gate Driver Board, an all-in-one isolation solution perfectly suited for the recently launched Wolfspeed WolfPACK™ power module. Wolfspeed power modules are used across numerous power applications, including EV chargers and motor drives in the industrial and automotive markets. Featuring the Si823Hx isolated gate driver and Si88xx digital isolator with integrated dc-dc converter, the board delivers excellent performance in a compact and cost-effective design, optimized for a wide range of modules.

Business Highlights

•	Entered into a definitive asset purchase agreement to sell the Infrastructure & Automotive (I&A) business to Skyworks Solutions, Inc. (NASDAQ: SWKS) for $2.75 billion in all-cash consideration. The transaction includes Silicon Labs’ power/isolation, timing and broadcast products, intellectual property and associated employees. The company’s resulting focus on IoT comes at a time when the overall market and Silicon Labs’ growth opportunities are accelerating, as industry projections anticipate a multi-year ramp in connected devices.
•	Appointed Matt Johnson to president. Johnson previously served as senior vice president and general manager of Silicon Labs’ IoT business unit.
•	Appointed Daniel Cooley to chief technology officer, reporting to Matt Johnson. Cooley previously served as chief strategy officer and replaces Alessandro Piovaccari, who stepped down as chief technology officer but will continue to serve Silicon Labs as a technical advisor.
•	Appointed Dr. Manish Kothari to the IoT leadership team. As vice president of Silicon Labs India, Kothari will grow the wireless engineering talent, build scalable infrastructure, and foster local partnerships in Hyderabad, the company’s newest and fastest-growing wireless development center.
•	Officially became the world's first silicon innovator to achieve PSA Certified's highest level of IoT hardware and software security protection. PSA Certified – a respected security body for IoT hardware, software and devices co-founded by ARM – awarded PSA Certified Level 3 status to Silicon Labs' EFR32MG21, a wireless SoC with Secure Vault.
•	Announced a collaboration with Edge Impulse to enable rapid development and deployment of machine learning (ML) on Silicon Labs EFR32 wireless SoCs and EFM32 MCUs. Implementation of the Edge Impulse tool enables complex motion detection, sound recognition and image classification on low-power, memory-constrained, and remote edge devices.

•	Announced a collaboration with Yeelight on a new smart LED light bulb to support Seamless Setup in the Google Home app. The Yeelight Smart LED Bulb M2 multi-color light bulb is designed with Silicon Labs' Bluetooth BG21 SoC, enabling reliable wireless connectivity and allowing users to connect and control smart home devices in the Google Home app without requiring other applications.
•	Collaborated with Allterco Robotics to introduce Shelly Motion, a next-generation motion sensor with unrivaled battery life enabled by Silicon Labs’ Wi-Fi IoT solution. Shelly Motion is the first product to combine Shelly’s innovative home automation sensors with the only industry-leading Wi-Fi solution designed to meet the ultra-low power requirements of IoT sensors. Optimized with Silicon Labs’ Wi-Fi technology, Shelly Motion is the most responsive, energy-efficient, and easy-to-use smart home Wi-Fi motion sensor on the market today.

Business Outlook

The company expects second quarter revenue to be in the range of $262 to $272 million, with IoT roughly flat to the first quarter, limited by supply, and Infrastructure & Automotive up, and estimates the following:

On a GAAP basis:

•	GAAP gross margin between 57% and 58%
•	GAAP operating expenses at approximately $130 million
•	GAAP effective tax rate of 7%.
•	GAAP diluted earnings per share between $0.28 and $0.38.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense and other costs associated with convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin between 57% and 58%.
•	Non-GAAP operating expenses at approximately $104 million.
•	Non-GAAP effective tax rate at 11.5%.
•	Non-GAAP diluted earnings per share between $0.88 and $0.98

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (877) 344-7529 (US) or (412) 317-0088 (International) and entering access code 10154019. The replay will be available through May 5, 2021.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the Skyworks asset purchase agreement; the failure to satisfy any of the conditions to the completion of such transaction; the effect of such transaction on the ability of Silicon Labs to retain and hire key personnel and maintain relationships with its customers, suppliers, advertisers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to such transaction; the ability to meet expectations regarding the timing and completion of such transaction, including with respect to receipt of required regulatory approvals; the impact of COVID-19 on the U.S. and global economy, including the restrictions on travel and transportation and other actions taken by governmental authorities and disruptions to the business of our customers or our global supply chain that have occurred or may occur in the future, the ongoing impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs; risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Austin Dean, +1 (512) 532-9432, Austin.Dean@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 3, 2021	April 4, 2020
Revenues	$255,505	$214,877
Cost of revenues	104,922	85,711
Gross profit	150,583	129,166
Operating expenses:
Research and development	76,474	71,223
Selling, general and administrative	51,950	53,996
Operating expenses	128,424	125,219
Operating income	22,159	3,947
Other income (expense):
Interest income and other, net	2,875	3,251
Interest expense	(11,324)	(5,541)
Income before income taxes	13,710	1,657
Provision (benefit) for income taxes	201	(587)
Net income	$13,509	$2,244

Earnings per share:
Basic	$0.31	$0.05
Diluted	$0.29	$0.05

Weighted-average common shares outstanding:
Basic	44,160	43,642
Diluted	45,832	44,388

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended April 3, 2021
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$255,505

Gross profit	150,583	58.9%	$337	$--	$150,920	59.1%

Research and development	76,474	29.9%	7,024	8,390	61,060	23.9%

Selling, general and administrative	51,950	20.3%	6,466	3,315	42,169	16.5%

Operating income	22,159	8.7%	13,827	11,705	47,691	18.7%

	Three Months Ended April 3, 2021
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Investment Fair Value Adjustments*	Interest Expense Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Net income	$13,509	$13,827	$11,705	$(1,801)	$9,307	$(4,856)	$41,691

Diluted shares outstanding	45,832						45,832

Diluted earnings per share	$0.29						$0.91

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending July 3, 2021
Business Outlook	GAAP Measure	Non-GAAP Adjustments*	Non-GAAP Measure
Gross margin	57-58%	0%	57-58%

Operating expenses	$130	$26	$104

Effective tax rate	7%	4.5%	11.5%

Diluted earnings per share - low	$0.28	$0.60	$0.88

Diluted earnings per share - high	$0.38	$0.60	$0.98

* Non-GAAP adjustments include the following estimates: stock compensation expense of $14 million, intangible asset amortization of $12 million, interest expense adjustments of $5 million, and the associated tax impact from the aforementioned items.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	April 3, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$205,224	$202,720
Short-term investments	367,708	521,963
Accounts receivable, net	103,699	95,169
Inventories	79,244	66,662
Prepaid expenses and other current assets	105,056	89,307
Total current assets	860,931	975,821
Property and equipment, net	141,000	139,439
Goodwill	631,932	631,932
Other intangible assets, net	154,379	166,084
Other assets, net	82,381	80,211
Total assets	$1,870,623	$1,993,487

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$68,998	$54,949
Current portion of convertible debt, net	--	134,480
Deferred revenue and returns liability	13,450	12,986
Other current liabilities	68,351	82,083
Total current liabilities	150,799	284,498
Convertible debt, net	434,288	428,945
Other non-current liabilities	78,557	80,203
Total liabilities	663,644	793,646
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 44,749 and 43,925 shares issued and outstanding at April 3, 2021 and January 2, 2021, respectively	4	4
Additional paid-in capital	199,576	204,359
Retained earnings	1,007,173	993,664
Accumulated other comprehensive income	226	1,814
Total stockholders' equity	1,206,979	1,199,841
Total liabilities and stockholders' equity	$1,870,623	$1,993,487

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	April 3, 2021	April 4, 2020
Operating Activities
Net income	$13,509	$2,244
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	4,529	4,183
Amortization of other intangible assets and other assets	11,705	9,827
Amortization of debt discount and debt issuance costs	6,456	3,736
Loss on extinguishment of convertible debt	3,370	--
Stock-based compensation expense	13,826	15,313
Deferred income taxes	(3,197)	(2,364)
Changes in operating assets and liabilities:
Accounts receivable	(8,530)	1,542
Inventories	(12,626)	4,777
Prepaid expenses and other assets	(13,621)	23,576
Accounts payable	14,116	2,748
Other current liabilities and income taxes	(13,429)	(9,134)
Deferred revenue and returns liability	464	4,114
Other non-current liabilities	(2,066)	(862)
Net cash provided by operating activities	14,506	59,700

Investing Activities
Purchases of available-for-sale investments	(8,251)	(70,910)
Sales and maturities of available-for-sale investments	161,392	126,920
Purchases of property and equipment	(6,176)	(4,135)
Purchases of other assets	(578)	(370)
Net cash provided by investing activities	146,387	51,505

Financing Activities
Proceeds from revolving line of credit	--	310,000
Payments on debt	(140,572)	--
Repurchases of common stock	--	(16,287)
Payment of taxes withheld for vested stock awards	(17,817)	(16,294)
Net cash provided by (used in) financing activities	(158,389)	277,419

Increase in cash and cash equivalents	2,504	388,624
Cash and cash equivalents at beginning of period	202,720	227,146
Cash and cash equivalents at end of period	$205,224	$615,770